UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2010

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2010, Official Payments Corporation, a wholly owned subsidiary of Tier Technologies, Inc. (together with Official Payments Corporation, the “Company”), entered into an amendment (the “Amendment”) to the Solicitation/Contract/Order for Commercial Items dated April 3, 2009  (the “IRS Agreement”) between the Internal Revenue Service (the “IRS”) and Official Payments Corporation.

Pursuant to the Amendment, the IRS exercised its option to extend the term of the IRS Agreement for an additional one year period, beginning January 1, 2011 and ending on December 31, 2011. The IRS has the option to extend the IRS Agreement for two additional one-year periods (from January 1, 2012 to December 31, 2012 and from January 1, 2013 to December 31, 2013).  In addition, the Amendment removed the Revolution Card as a payment option under the IRS Agreement.

Under the IRS Agreement, the Company provides businesses and individuals the opportunity to pay certain federal income and business tax obligations electronically via credit cards, debit cards and other payment methods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Alex P. Hart
	Name:	Alex P. Hart
	Title:	Chief Executive Officer
Date : January 4, 2011